Exhibit 10.24
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of                     , 2011 by and between The Chefs’ Warehouse, Inc., a Delaware corporation (the “Corporation”), and                                          (“Indemnitee”).
RECITALS
     WHEREAS, highly competent persons have become more reluctant to serve publicly-held companies as directors, officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such publicly-held companies;
     WHEREAS, the uncertainties relating to directors’ and officers’ insurance and to indemnification have increased the difficulty of attracting and retaining such persons;
     WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Corporation and its stockholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future and attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Corporation from certain liabilities;
     WHEREAS, the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) authorizes, and the Bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) require, indemnification of the directors and officers of the Corporation, and Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”);
     WHEREAS, the Certificate of Incorporation, the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Corporation and its directors and officers with respect to indemnification;
     WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify, and to advance Expenses on behalf of, such persons so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified;
     WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and
     WHEREAS, Indemnitee does not regard the protection available under the Corporation’s Certificate of Incorporation, Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as a director or officer without adequate protection, and the

Corporation desires Indemnitee to serve in such capacit(y)(ies).
     WHEREAS, Indemnitee is willing to serve, continue to serve or to take on additional service for or on behalf of the Corporation on the condition that Indemnitee be so indemnified; and
     WHEREAS, Indemnitee is or was serving, or may be requested to serve, at the request of the Corporation as a director or officer, employee, manager, partner, trustee or fiduciary or agent of any other corporation, limited liability company, partnership, joint venture, trust, or other enterprise or non-profit entity, including service with respect to employee benefit plans (each, an “Other Enterprise”) and, as such, may have certain rights to indemnification and/or insurance provided by such Other Enterprise(s) which Indemnitee and the Corporation intend to be primary to the obligation of the Corporation to indemnify Indemnitee as provided herein.
     NOW, THEREFORE, in consideration of the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1. Definitions. As used in this Agreement:
          (a) “Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.
          (b) “Board” means the Board of Directors of the Corporation.
          (c) “Bylaws” means the Amended and Restated Bylaws of the Corporation, as the same may be further amended and/or restated from time-to-time.
          (d) “Change in Control” means the happening of one of the following:
               (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its subsidiaries, becomes the beneficial owner of the Corporation’s securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or
               (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation’s securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or
               (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.
          (e) “Constituent Documents” means the Certificate of Incorporation and the Bylaws.
          (f) “Corporate Status” describes (i) the status of a person who (A) is or was a director, officer or member of a committee of the Board of the Corporation or, (B) if at the time when such person was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, manager, partner, trustee or fiduciary or agent of any Other Enterprise, and (ii) any action by or omission of such person in connection with such status. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Corporation, service by Indemnitee shall be deemed to be at the request of the Corporation if Indemnitee serves or served (a) as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust or other enterprise of which (i) a majority of the voting power or equity interest is owned directly or indirectly by the Corporation or (ii) the management is otherwise controlled directly or indirectly by the Corporation or (b) as a fiduciary of any employee benefit plan of the Corporation or any enterprise referred to in clause (a).
          (g) “Delaware Court” means the Chancery Court of the State of Delaware.
          (h) “Disinterested Directors” means those members of the Board who are not at that time parties to the Proceeding in respect of which indemnification is sought by Indemnitee.
          (i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          (j) “Expenses” means all reasonable attorneys’ fees, costs, disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement of or otherwise participating in, any Proceeding (including by furnishing, or preparing to furnish, documents in response to a subpoena or otherwise in connection with any Proceeding), as well as any expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses shall also include (i) any Federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including all interest, assessments, and other charges paid or payable with respect to such payments, (ii) subject to Section 4(a), any reasonable expenses incurred in connection with seeking recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 8(d) only,

Expenses incurred by or on behalf of Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The term “Expenses,” however, shall not include amounts paid in settlement by Indemnitee (other than fees and expenses of plaintiff’s counsel) or the amount of judgments, fines or penalties against Indemnitee.
          (k) “Independent Counsel” means a law firm, or a member of a law firm, with significant experience in matters of corporation law as applicable to Delaware and that neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
          (l) “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or other proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, regulatory, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be, or is threatened to be involved as a party or otherwise by reason of Indemnitee’s Corporate Status, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement or advancement can be provided under this Agreement, including any such matter pending or threatened on or before the date of this Agreement, but excluding any such matter initiated by Indemnitee pursuant to Section 8 of this Agreement to enforce [his/her] rights hereunder.
     Section 2. Indemnity. The Corporation agrees to indemnify and hold harmless Indemnitee, in connection with Indemnitee’s Corporate Status, to the fullest extent permitted by applicable law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
          (a) For Third-Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 2(a) if Indemnitee, by reason of Indemnitee’s Corporate Status, was, is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Corporation. Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement (including all interest thereon) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding (or part thereof), if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its Affiliates and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 102(b)(7) of the DGCL as in existence on the date hereof.

          (b) For Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 2(b) if Indemnitee, by reason of Indemnitee’s Corporate Status, was, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Corporation. Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding (or part thereof), if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its Affiliates; provided, however, that no indemnification for Expenses shall be made under this Section 2(b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.
          (c) For Expenses Where Indemnitee is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee, by reason of Indemnitee’s Corporate Status, was, is or is threatened to be made a party to (or participant in) and is successful, on the merits or otherwise, in defense of any Proceeding or any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify Indemnitee against all Expenses (including fees and expenses of plaintiff’s counsel) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. The Corporation shall not, however, be obligated under this Section 2(c) to indemnify Indemnitee for any such amount if and to the extent that payment has actually been made to or on behalf of Indemnitee under any insurance policy, contract, agreement or otherwise (including, without limitation, any payment made by or on behalf of an Other Enterprise). In that event, the Corporation shall be obligated to indemnify Indemnitee with respect to any excess beyond such amount actually paid to or on behalf of Indemnitee. For purposes of this Section 2(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding other than by adverse judgment against Indemnitee (including, without limitation, by settlement or by dismissal, with or without prejudice) shall be deemed to be a successful result as to such claim, issue or matter.
          (d) For Expenses When Indemnitee Serves as a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, the Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 2(d) if Indemnitee, by reason of Indemnitee’s Corporate Status, is or prepares to serve as a witness in any Proceeding to which Indemnitee is not a party, for all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith; it being understood, however, that the Corporation shall have no obligation under this Section 2(d) to compensate Indemnitee for Indemnitee’s time or efforts so expended.
     For purposes of this Agreement, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation or its Affiliates” if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the Corporation or its Affiliates.

     Section 3. Exceptions to Right to Indemnification. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnity in connection with:
          (a) any amount paid in settlement absent prior written consent to such settlement by the Corporation (such consent not to be unreasonably withheld);
          (b) any amount otherwise indemnifiable (or for which advancement is provided hereunder) if and to the extent that payment has actually been made to or on behalf of Indemnitee under any insurance policy, contract, agreement or otherwise, except with respect to any excess beyond the amount paid under any insurance policy, contract, agreement or otherwise, including, without limitation, any such payment made by or on behalf of an Other Enterprise, it being understood that, consistent with Section 9(h), if applicable, such Other Enterprise shall be primarily responsible for Jointly Indemnifiable Proceedings;
          (c) any Proceeding in which a final judgment is rendered against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Corporation by Indemnitee [of any bonus or other incentive-based or equity-based compensation or] of any profits realized by Indemnitee from the sale of securities of the Corporation, as required [in each case] under the Exchange Act (including any such reimbursements that arise from [an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), or] the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act; and [bracketed provisions for CEO/CFO only]
          (d) except as provided in Section 8(d), any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation, any of its Affiliates or any Other Enterprise, or any such entity’s directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) following a Change in Control of the Corporation, such payments arise in connection with any counterclaim that the Corporation or its directors, officers, employees or other indemnitees assert against Indemnitee or any affirmative defense that the Corporation or its directors, officers, employees or other indemnitees raise, which, by any doctrine of issue or claim preclusion, could result in liability to Indemnitee, (iii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iv) the Proceeding initiated by Indemnitee seeks the issuance of a declaratory judgment or comparable ruling and is initiated in response to the existence of a threat that the Indemnitee will be made a party to or participant in a Proceeding of the type described in Section 2(a) or 2(b) hereof, or (v) following a Change in Control of the Corporation, the Proceeding is a counterclaim asserted by Indemnitee.

     Section 4. Advancement of Expenses.
          (a) This Section 4 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 3(a), (b) or (d). The Corporation shall pay or reimburse, to the extent not prohibited by applicable law, Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding (or any part of any Proceeding), within thirty (30) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding; provided, that any request for advancement of attorneys’ and other experts’ fees and costs must be accompanied by a detailed billing statement, redacted only as necessary to preserve any applicable attorney-client or other legally recognized privilege. Such statements shall reasonably evidence the Expenses incurred by Indemnitee or on Indemnitee’s behalf and shall include reasonable backup for all costs and disbursements in excess of $250.00. With respect to any attempt to secure recovery under any applicable directors’ and officers’ liability insurance policies maintained by the Corporation, the Corporation shall be entitled (absent a conflict of interest with Indemnitee) to secure such recovery on behalf of Indemnitee, and Indemnitee shall be entitled to advancement of Expenses if, and only if, the actions of Indemnitee and its attorneys and other advisors in such regard are not duplicative of those of the Corporation or (absent a conflict of interest) any other person or entity seeking recovery thereunder.
          (b) Any advancement of Expenses pursuant to this Section 4 shall be made only upon delivery to the Corporation of an instrument, by or on behalf of Indemnitee, in substantially the form attached hereto as Exhibit A (each such instrument, an “Undertaking”) to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that Indemnitee is not entitled to be so indemnified for such Expenses. No security shall be required in connection with any Undertaking and any Undertaking shall be accepted without reference to Indemnitee’s ability to make repayment.
          (c) Notwithstanding anything herein to the contrary, in no event shall the Corporation be required to advance any Expenses to Indemnitee if the Corporation directly brings a Proceeding alleging that Indemnitee (i) committed an act or omission not in good faith or (ii) committed an act of intentional misconduct or a knowing violation of law.
     Section 5. Procedure for Requesting Indemnification. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. In addition, Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which Indemnitee may seek indemnification or advancement of Expenses hereunder. The omission or delay by Indemnitee to request indemnification hereunder or provide the notice required by the immediately preceding sentence will not relieve the Corporation from any liability which it may have to Indemnitee hereunder or otherwise, except to the extent that the Corporation is materially prejudiced by the delay, and any such delay shall not constitute a waiver by Indemnitee of any rights under this Agreement.

     Section 6. Procedures for Determining Entitlement to Indemnification.
          (a) Determination to be Made by the Board. Upon written request by Indemnitee for indemnification pursuant to Section 5, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (1) by a majority vote of the Disinterested Directors, even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) if so directed by the Board, by the stockholders of the Corporation. Notwithstanding the foregoing, following a Change in Control of the Corporation, the determination shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. The determination of Indemnitee’s right to indemnification shall be made within the following time frames:
          (i) if there has been a final disposition of the Proceeding that was the basis for Indemnitee’s claim for indemnification, the determination with respect to Indemnitee’s entitlement to indemnification shall be made within the later of thirty (30) days after receipt by the Corporation of the request therefor and thirty (30) days after the Indemnitee provides the Corporation with written notice of the final disposition of the applicable Proceeding; and
          (ii) if there has not been a final disposition of the Proceeding that was the basis for Indemnitee’s claim for indemnification and the Corporation decides not to wait until the final disposition of that Proceeding to make a determination with respect to Indemnitee’s entitlement to indemnification, the determination with respect to Indemnitee’s entitlement to indemnification shall be made within sixty (60) days after receipt by the Corporation of the request therefor; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the party making the determination in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
          Any such determination shall be promptly communicated to Indemnitee by written notice, which notice shall include (if applicable) a description of the reason(s) why Indemnitee’s request for indemnification hereunder was denied. In making any such determination, the party making the determination shall act in good faith and provide Indemnitee with a reasonable opportunity to appear before it and present Indemnitee’s case.
          (b) Determination Made by Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(a) hereof, the Independent Counsel shall be selected as provided in this Section 6(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 1 of this Agreement. If the Independent Counsel is selected by the Board, within ten (10) days of receipt of Indemnitee’s request for indemnification, the Corporation shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 1 of this Agreement. In either event, Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 5 hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Delaware Court or other court of competent jurisdiction for resolution of any objection which shall have been made to the Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(a) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(a) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 6(b), regardless of the manner in which such Independent Counsel was selected or appointed.
          (c) Duty to Cooperate. Indemnitee shall cooperate with the party making the determination with respect to its determination as to whether Indemnitee is entitled to indemnification, including providing to the party making the determination and its representatives and advisors, upon reasonable advance request, that part of any documentation or information which is not subject to any legally recognized privilege or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably pertinent to such determination. Any Independent Counsel, member of the Board or stockholder shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any Expenses incurred by Indemnitee in providing such cooperation shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby agrees to indemnify and hold Indemnitee harmless therefrom.
          (d) Presumptions. In making a determination with respect to entitlement to indemnification hereunder, the party making the determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
          (e) Effect of Proceeding. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or its Affiliates or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
          (f) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation or Other Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation or Other Enterprise on matters that Indemnitee reasonably believes are within such officers’ duties, or on the advice of legal counsel for the Corporation or Other Enterprise or on information or records given or reports made to the Corporation or Other Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or Other Enterprise. The provisions of this Section 6(f) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. Whether or not the foregoing provisions of this Section 6(f) are satisfied, it shall in any event be presumed (subject to such presumption being rebutted) that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.
          (g) Partial Disputes. If the Corporation reasonably disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the reasonably disputed portion withheld pending resolution of any such dispute.
          (h) No Imputed Knowledge, Actions or Omissions. The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Corporation, any of its Affiliates or any Other Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
          (i) No Determination Required Prior to Final Disposition. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the applicable Proceeding.
          (j) Deemed Determination. Subject to Section 6(i), if the person, persons or entity empowered to determine whether Indemnitee is entitled to indemnification under this Agreement shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefore (or, if Independent Counsel is making the determination, within sixty (60) days after the appointment of Independent Counsel), the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that such indemnification is expressly prohibited under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6(j) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(a) of this Agreement and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.
          (k) Determination of Success. The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party, or any claim, issue or matter therein, is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding or claim, issue or matter therein, with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding or claim, issue or matter. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
     Section 7. Defense of Proceedings.
          (a) The Corporation will be entitled to participate at its own expense, and/or, subject to the provisions of the last sentence of this Section 7(a) and of Section 7(b) below, assume the defense of Indemnitee in any Proceeding in which he or she is involved and for which Indemnitee may make a claim for indemnification, contribution or advancement of Expenses with counsel reasonably acceptable to Indemnitee; provided, however, that the Corporation shall notify Indemnitee of any such decision to defend within fifteen (15) days following receipt of notice of such Proceeding from Indemnitee. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. The Corporation shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 7(a) shall not apply to a Proceeding initiated by Indemnitee.
          (b) Notwithstanding the provisions of Section 7(a) above, if in a Proceeding to which Indemnitee is a party, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Corporation, which approval shall not be unreasonably withheld, that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Corporation, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Corporation, or (iii) if the Corporation fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, at the expense of the Corporation. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.
     Section 8. Remedies of Indemnitee.
          (a) Subject to Section 8(e), in the event that (i) a determination is made pursuant to Section 6(a) that Indemnitee is not entitled to indemnification under this Agreement, (ii) no determination of entitlement to indemnification shall have been made by the Board pursuant to Section 6(a) within the applicable time period (or any extension thereof) set forth in Section 6(a), (iii) advancement of Expenses is not timely made pursuant to Section 4 or Section 8(d), (iv) payment of indemnification is not made pursuant to Section 2(c), Section 2(d) or the last sentence of Section 6(c) within thirty (30) days after receipt by the Corporation of a written request therefor which includes a statement of fees that reasonably evidences the Expenses incurred by Indemnitee or on Indemnitee’s behalf and which includes reasonable backup for all Expenses in excess of $250.00 (including, with respect to attorneys’ and other experts’ fees and costs, a detailed billing statement, redacted only as necessary to preserve any applicable attorney-client other legally recognized privilege), (v) a contribution payment is not made in a timely manner pursuant to Section 10 of this Agreement, (vi) payment of indemnification pursuant to Section 2 (other than Section 2(c) and Section 2(d) thereof which are covered above) is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, or subject to Section 6(i), such determination is deemed to have been made pursuant to Section 6(j), or (vii) the Corporation or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Delaware Court of Indemnitee’s entitlement to such indemnification, contribution or advancement of Expenses. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8(a). The Corporation shall not oppose Indemnitee’s right to seek any such adjudication.
          (b) In the event that a determination shall have been made pursuant to Section 6(a) that Indemnitee is not entitled to indemnification, any proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of the adverse determination pursuant to Section 6(a) that Indemnitee is not entitled to indemnification. In any proceeding commenced pursuant to this Section 8, Indemnitee shall be presumed to be entitled to indemnification, contribution and to receive advances of Expenses hereunder and the Corporation shall have the burden of proving, by clear and convincing evidence, that Indemnitee is not entitled to indemnification, contribution or advancement of Expenses, as the case may be, and the Corporation may not refer to or introduce into evidence any determination pursuant to Section 6(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding pursuant to this Section 8, Indemnitee shall not be required to reimburse the Corporation for any advances of Expenses until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
          (c) If a determination shall have been made pursuant to Section 6(a) that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any Proceeding commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
          (d) The Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against any and all Expenses and, if requested by Indemnitee, shall (within thirty (30) days after receipt by the Corporation of a written request therefor) advance, to the extent not prohibited by applicable law, such Expenses to Indemnitee, which are reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding brought by Indemnitee (i) in connection with, to enforce his or her rights under, or to recover damages for breach of this Agreement or any other applicable indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Constituent Documents now or hereafter in effect; or (ii) for recovery or advances under any directors’ and officers’ liability or fiduciary insurance policy maintained by any person for the benefit of Indemnitee; provided, however, with respect to the foregoing clauses (i) and (ii), if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater. To the extent that it is ultimately determined by a court of final jurisdiction that Indemnitee is not wholly successful on the underlying claims, the execution and delivery to the Corporation of this Agreement shall constitute an undertaking of the

Indemnitee to repay, if required by law, the amounts advanced (without interest) to the extent the Indemnitee is not successful on such underlying claims.
          (e) The Corporation shall be precluded from asserting in any Proceeding, including, without limitation, a Proceeding under this Section 8, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Corporation is bound by all the provisions of this Agreement.
          (f) Interest shall be paid by the Corporation to Indemnitee at the maximum legal rate under Delaware law for amounts which the Corporation indemnifies, or is obliged to indemnify for the period commencing with the date of his or her request for indemnification, or request for contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Corporation.
     Section 9. Non-exclusivity; Survival of Rights; Insurance; Subrogation.
          (a) The rights of indemnification, contribution and advancement as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law (as amended from time to time), the Constituent Documents, any agreement, a vote of stockholders or a resolution of directors, or otherwise, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise and (ii) shall be interpreted independently of, and without reference to, any other such rights (or limitations thereon, whether procedural, substantive or otherwise) to which Indemnitee may at any time be entitled. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
          (b) No supplement, modification, amendment or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such supplement, modification, amendment or repeal.
          (c) To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Constituent Documents or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Delaware law as in effect on the date hereof or as such benefits may improve as a result of amendments to Delaware law after the date hereof.
          (d) To the extent that there is a conflict or inconsistency between the terms of this Agreement and the Constituent Documents, it is the intent of the parties hereto that Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the Constituent Documents.

          (e) The Corporation shall use its reasonable efforts to maintain in effect at all times (subject to appropriate cost considerations) an insurance policy or policies providing directors’ and officers’ liability insurance for directors and officers of the Corporation. The Corporation shall advise Indemnitee as to the general terms of, and the amounts of coverage provided by, any such directors’ and officers’ liability insurance policy and shall promptly notify Indemnitee if, at any time, any such insurance policy will no longer be maintained or the amount of coverage under any such insurance policy will be decreased. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has directors’ and officers’ liability insurance in effect, the Corporation shall give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The provisions of this Section 9(e) shall not (i) restrict the Corporation’s right to purchase any type of directors’ and officers’ liability coverage (or any other insurance coverage that is reserved to or benefits solely or primarily independent or non-executive directors) or (ii) afford any officer or non-executive director who is not insured under any such insurance policy a claim against the Corporation, Indemnitee or any other entity arising from the purchase or existence of such insurance coverage.
          (f) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring a proceeding to enforce such rights, except to the extent such subrogation would impair the subrogation rights of an insurance company under the directors’ and officers’ liability insurance or fiduciary insurance program.
          (g) The Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving in Indemnitee’s Corporate Status shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from another person or entity. In the event that the Corporation makes any payment to Indemnitee under this Agreement and Indemnitee subsequently otherwise receives such payments under any insurance policy maintained by the Corporation, contract, agreement or otherwise (including a payment from an Other Enterprise), Indemnitee shall promptly refund such amounts to the Corporation.
          (h) Given that certain Proceedings may arise for which Indemnitee shall be entitled to indemnification or advancement of Expenses from both an Other Enterprise and the Corporation (“Jointly Indemnifiable Proceedings”) due to the relationship between any such Other Enterprise and the Corporation and the service of Indemnitee as a director or officer, employee or agent of such Other Enterprise at the request of the Corporation, Indemnitee agrees that the indemnification provided hereunder shall be secondary to any and all indemnification to which Indemnitee is entitled from such Other Enterprise(s), and will only be paid to the extent the primary indemnification is not promptly paid by such Other Enterprise(s) and Indemnitee is otherwise entitled to indemnification under this Agreement. Under no circumstance shall any Other Enterprise be entitled to any right of contribution, subrogation or any other recovery of any kind by the Corporation in respect of such Other Enterprise’s indemnification obligations, and any right of recovery Indemnitee may have from any such Other Enterprise shall reduce the rights of Indemnitee and the obligations of the Corporation hereunder. In the event that the Corporation shall make any payment to Indemnitee in respect of indemnification or advancement with respect to any Jointly Indemnifiable Proceeding, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against such Other Enterprise(s), and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Corporation to bring a Proceeding to enforce such rights.
     Section 10. Contribution.
          (a) Whether or not the indemnification provided in Section 2 is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall pay the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. The Corporation shall not seek or agree to a bar order that extinguishes Indemnitee’s rights to indemnification or advancement under this Agreement.
          (b) Without diminishing or impairing the obligations of the Corporation set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
          (c) The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation, other than Indemnitee, who may be jointly liable with Indemnitee.
          (d) Unless precluded by Section 3 or as a result of an adverse determination pursuant to Section 6(a), to the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Corporation (and its directors, officers, employees and agents other than Indemnitee) and Indemnitee in connection with such event(s) and/or transaction(s).
     Section 11. Duration of Agreement. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director, officer, manager, trustee, partner, managing member, employee, fiduciary or agent of an Other Enterprise) and shall continue thereafter until the later of: (a) ten (10) years after the date that he or she ceases to serve as a director or officer of the Corporation, or at the request of the Corporation, as a director, officer, manager, trustee, partner, managing member, fiduciary, employee or agent of an Other Enterprise, or (b) one (1) year after the final termination of any Proceeding by reason of his or her Corporate Status (or any proceeding commenced under Section 8 hereof), whether or not he or she is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement.
     Section 12. Enforcement and Binding Effect.
          (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve and/or continue to serve as a director or officer of the Corporation and/or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of an Other Enterprise, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving in such capacit(y)(ies).
          (b) The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement and the rights provided hereby shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), assigns, spouses, heirs, executors and personal and legal representatives.
          (c) The Corporation and Indemnitee agree that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled. The Corporation and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Corporation hereby waives any such requirement of such a bond or undertaking.
          (d) The rights to be indemnified and to receive contribution and advancement of Expenses provided by or granted Indemnitee pursuant to this Agreement shall apply to Proceedings arising from Indemnitee’s service as an officer, director, employee or agent of the Corporation or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of an Other Enterprise prior to the effective date of this Agreement.
     Section 13. Severability. The invalidity or unenforceability of any provision hereof (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid or unenforceable, that is not itself invalid or unenforceable) shall in no way affect the validity or enforceability of any other provision. This Agreement is intended to confer upon Indemnitee indemnification and advancement rights to the fullest extent permitted by applicable law. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict. To the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     Section 14. Integration. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Constituent Documents, any employment agreement between Indemnitee and the Corporation or any of its subsidiaries and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

     Section 15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
     Section 16. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, (d) sent by facsimile transmission, upon receipt by the sender of a printed confirmation of transmittal, or (e) sent by e-mail transmission, upon receipt by the sender of electronic confirmation of such transmittal:

(a)	If to Indemnitee:

[NAME]
[ADDRESS]
Facsimile: [•]
E-mail: [•]

or to any other address as may have been furnished to the Corporation by Indemnitee.

(b)	If to the Corporation to:

The Chefs’ Warehouse, Inc. 100 East Ridge Road Ridgefield, CT 06877 Attn: Corporate Secretary Facsimile: (203) 894-9108 E-mail: kclark@chefswarehouse.com or to any other address as may have been furnished to Indemnitee by the Corporation.
     Section 17. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules which would require the application of the laws of a jurisdiction other than the State of Delaware. The Corporation and Indemnitee hereby irrevocably and unconditionally (a) agree that any Proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any Proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such Proceeding in the Delaware Court, (d) waive, and agree not to plead or to make, any claim that any such Proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, and (e) agree to accept service of any summons, complaint or other pleading which is made in the manner provided in Section 16, provided that nothing in this Section 17shall affect the right of a party hereto to serve such summons, complaint or other pleading in any other manner permitted by applicable law.
     Section 18. Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer any right, remedy or claim upon any person other than the parties, the Corporation’s successors and permitted assigns, and Indemnitee’s personal representatives, heirs, executors, administrators and beneficiaries.
     Section 19. Interpretation. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. The word “including” means “including but not limited to” or “including without limitation.” Unless the context expressly indicates otherwise, reference to any Section means such Section of this Agreement.
     Section 20. No Construction as Employment Agreement. Nothing contained in this Agreement will be construed as giving Indemnitee any right to be retained in the employ of the Corporation or any of its Affiliates.
     Section 21. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart. Each counterpart may be delivered by facsimile transmission or e-mail (as a  .pdf, .tif or similar un-editable attachment), which transmission shall be deemed delivery of an originally executed counterpart hereof.
[REMAINDER OF PAGE BLANK, SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

THE CHEFS’ WAREHOUSE, INC.

By:
Name:
Title:

INDEMNITEE:

Name:

(Signature Page to Indemnification Agreement)

EXHIBIT A — GENERAL FORM OF UNDERTAKING FOR ADVANCEMENT OF EXPENSES
     1. This instrument (this “Undertaking”) is being executed by the undersigned in favor of The Chefs’ Warehouse, Inc., a Delaware corporation (the “Corporation”), pursuant to that certain Indemnification Agreement, made as of ___________, 2011 (the “Indemnification Agreement”), by and between the Corporation and the undersigned. Capitalized terms used but not defined in this Undertaking shall have the meanings ascribed to such terms in the Indemnification Agreement.
     2. I am requesting advancement of Expenses which have been or will be actually and reasonably incurred by me or on my behalf in connection with a Proceeding to which I am a party or am threatened to be made a party, or in which I am or may be participating, by reason of my Corporate Status.
     3. With respect to all matters related to such Proceeding, I believe I acted in good faith and in a manner I reasonably believed to be in or not opposed to the best interests of the Corporation or its Affiliates, and, with respect to any criminal Proceeding, I had no reasonable cause to believe that my conduct was unlawful.
     4. I hereby undertake to repay any advancement of Expenses if it shall ultimately be determined by final judicial decision from which there is no further right to appeal or otherwise in accordance with Delaware law that I am not entitled to be so indemnified for such Expenses.
     5. I am requesting advancement of Expenses in connection with the following matter: [PROVIDE DETAILS]

Name of Indemnitee:
Dated: